# CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

THIS CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE (hereinafter, the "Agreement") is knowingly and voluntarily made and entered into by and between Roger Schaller (hereinafter, "Schaller") and Marizyme, Inc., a Nevada corporation (hereinafter, "Marizyme") (collectively, the "Parties" and, individually, the "Party"). The term "Marizyme" shall also collectively include, without limitation, Marizyme's past and present parents, successors in interest and assigns, affiliates, subsidiaries, divisions, departments, wholly-owned corporations or partnerships, business associations, sole proprietorships, limited liability companies, and its current or former officers, agents, representatives, fiduciaries, administrators, directors, attorneys, stockholders, members, partners, management, supervisors, or employees, in both their individual and official capacities.

**WHEREAS**, Schaller was an at-will employee of Marizyme since January 16, 2021;

**WHEREAS**, Marizyme has elected to terminate Schaller's employment with Marizyme;

**WHEREAS**, this Agreement sets forth the mutual agreement between Marizyme and Schaller with respect to Schaller's separation of employment from Marizyme; and

**WHEREAS**, Marizyme has agreed to severance pay and other consideration to Schaller in exchange for his execution of this Agreement.

**NOW, THEREFORE**, intending to be legally bound hereby, and in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. **Separation Date**. Schaller's at-will employment with Marizyme and Insperity PEO Services, L.P. ("Insperity") shall be deemed to be terminated effective August 19, 2021(the "Separation Date"). Schaller shall be paid all wages due to him through the Separation Date.

2. **Severance Payment.** Marizyme agrees to pay Schaller the total sum of **Ten Thousand Four Hundred Sixteen Dollars and Sixty-Seven Cents ($10,416.67)** (the "Severance Payment"), equal to two weeks of pay at Schaller's current annual salary of two hundred and fifty thousand dollars ($250,000). Schaller acknowledges that, but for his entry into this Agreement, he would not be entitled to the Severance Payment and would only be entitled to the wages due to him through the Separation Date, pursuant to Section 1 of this Agreement. Schaller further acknowledges that the Severance Payment to be paid under this Agreement is due solely from the Company and that Insperity has no obligation to pay the Severance Payment even though its payment may be processed through Insperity.

The Severance Payment will be a lump sum payment made out by check to Schaller within fifteen (15) days of Schaller's execution and non-revocation of this Agreement.

The Severance Payment is inclusive of all monies that may be paid to or claimed by Schaller, except for any earned wages owed through the Separation Date, as described in Section

1 of this Agreement. Schaller acknowledges that the Severance Payment will be subject to applicable taxes and withholdings, pursuant to a W-2.

It is further acknowledged and agreed by Schaller that neither Marizyme nor its attorneys have expressed any opinions nor made any representations concerning any tax consequences associated with the Severance Payment described above, and that Schaller will seek advice from his own tax counsel or other advisors.

3. **No Other Amounts Due or Payable.** Other than the Severance Payment and any wages due to him as of the Separation Date pursuant to Section 1 of this Agreement, Schaller shall not be entitled to any additional consideration or any additional amounts from Marizyme including, without limitation, any amounts with respect to his employment by and/or separation from Marizyme. Schaller shall, however, be entitled to seek unemployment benefits without objection from Marizyme. The Severance Payment is in consideration for the execution (and non-revocation) of this Agreement by Schaller.

4. **Medical Insurance Coverage.** Marizyme also agrees to reimburse you for an amount equal to one (1) full month(s) of COBRA premiums to continue your coverage under the Insperity Group Health Plan, should you be eligible for and elect COBRA coverage. Please note that it is solely your responsibility to enroll in COBRA and to make the monthly premium payments on a timely basis. If you do not timely enroll in and pay for COBRA, you will not be eligible to receive COBRA reimbursement. You can submit a request for reimbursement to Marizyme after each premium payment is made. Marizyme will reimburse you within 20 days of receipt of your request.

5. **No Admission of Liability.** This Agreement, and compliance herewith, shall not be construed as an admission by Schaller or Marizyme of any liability whatsoever.

6. **Release of Marizyme and Insperity.** With the exception of the rights arising under this Agreement, Schaller hereby unconditionally and irrevocably releases and forever discharges Marizyme (as defined above) and Insperity (including its current and former parent companies, subsidiaries, and other affiliated companies as well as any of their current and formerinsurers, directors, officers, agents, shareholders, and employees), of and from, and agrees not to sue and not to assert against Marizyme or Insperity any causes of action, claims and demands whatsoever, at law, in equity, in any state or federal court or other tribunal or before any agency or commission of local, state and federal governments, arising, or alleged to have arisen, or whichmay arise under any common law theory, any state, county and/or any federal law and/or regulationincluding, but not limited to, the "California Family Rights Act" and the "California Fair Employment and Housing Act" as well as Section 1542 of the CA Civil Code the Fair Labor Standards Act, the Family and Medical Leave Act, theEqual Pay Act, federal, state, or municipal anti-discrimination and/or anti-retaliation laws such asthe Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act, as amended, and the Florida Civil Rights Act of 1992, that Schaller ever had, now has, or which his heirs, executors,administrators, or assigns, or any of them, hereafter can, shall or may have, based on any set of facts known or unknown, occurring prior to, and including, the date of the execution

*Roger Schaller*

of this Agreement. This release expressly includes, without limitation, any claims related to Schaller's employment with Marizyme and Insperity, Schaller's separation of employment from Marizyme and Insperity, and any tort or contract claims. This release does not include any claims by Schaller asserting a breach of this Agreement by Marizyme.[1]

**Employee Affirmations.** Schaller affirms, to the extent applicable, that as of the execution by him of this Agreement, he has otherwise been paid all wages and benefits due by Marizyme, and/or that any and all disputes between Schaller and Marizyme regarding any wages or benefits he claims are due, are being fully compromised and released under this Agreement; he has no outstanding requests for copies of personnel, payroll, or other employment documents fromMarizyme; he was not denied a requested leave or a requested reasonable accommodation and/orwas advised why any request for reasonable accommodation was not available or would create anundue hardship; and he has no known workplace injuries or occupational diseases for which he has not previously filed a claim for workers' compensation benefits. Schaller further represents that he (1) has no information or evidence of any unlawful conduct on the part of Marizyme; (2) has not filed nor made any complaints or charges against Marizyme with any local, state or federalgovernmental agency; (3) is not aware of any regulatory or administrative investigations of Marizyme; and (4) has no personal claims against Marizyme other than his claim for the Severance Payment from Marizyme pursuant to this Agreement. Marizyme specifically disclaims any liability to Schaller or any other person, and any alleged violation of any rights of Schaller or anyother person, or of any order, law, statute, duty, or contract.

7. **Waiver of Rights and Claims Under the ADEA/OWBPA.** Because Schaller is forty (40) years of age or older, Marizyme understands that Schaller is part of a protected class under the ADEA, as amended by the OWBPA. Marizyme further understands that pursuant to the OWBPA, Schaller may waive any and all potential claims that he may have against Marizyme relative to age discrimination pursuant to the ADEA. Schaller confirms and agrees that:

a. in consideration for the Severance Payment, Schaller specifically and voluntarily waives such rights and/or claims under the ADEA, as amended by the OWBPA, which Schaller has or might have against Marizyme to the extent such rights and/or claims arose prior to the date this Agreement was executed.

b. Schaller understands that rights or claims under the ADEA, as amended by the OWBPA, which may arise after the date this Agreement is executed are not waived by him;

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[1] Notwithstanding any other provision herein, nothing in this Agreement is intended in any way to limit Schaller's right or ability to initiate or participate in any investigation or proceeding conducted by any federal, state or local agency, including the U.S. Equal Employment Opportunity Commission ("EEOC") and/or the U.S. Securities and Exchange Commission ("SEC"). Further, in accordance with the SEC's whistleblower regulations, nothing in this agreement is intended to limit any communication with or disclosures of confidential information to the SEC. Notwithstanding the foregoing, Schaller agrees to waive any right to recover monetary damages in any suit, complaint, charge or other proceeding filed by Schaller or anyone else on Schaller's behalf. Schaller further represents that he is not aware of facts or evidence that would form the basis of a whistleblower claim against Marizyme.

c. Schaller has considered the terms and provisions of this Agreement carefully and has consulted with an attorney of his choice or any other person of his choosing prior to executing this Agreement;

d. Schaller has been, and is herein, informed and understands that he has twenty-one (21) days within which to consider this Agreement;

e. Schaller has been, and is herein, informed and understands that for a period of seven (7) calendar days following the execution of this Agreement, Schaller may revoke the Agreement, and the Agreement shall not become effective or enforceable until the revocation period has expired;

f. Schaller has carefully read and fully understands all of the terms and provisions of this Agreement, and he knowingly and voluntarily agrees to all of the terms and provisions set forth in this Agreement;

g. in entering into this Agreement, Schaller is not relying on any representation, promise, assurance or inducement made by Marizyme, or by any officer, employee, representative or agent of Marizyme, with the exception of those matters set forth or described in this Agreement; and

h. the twenty-one (21) day review period will not be affected by or extended by any revisions which might be made to this Agreement.

8. **Confidentiality and Cooperation.** Schaller agrees that he will not, under any circumstances, publicize or disclose the terms of this Agreement with any person except, as necessary: (1) by Schaller to his spouse, significant other or family members; (2) by Schaller to his taxing authorities; (3) by Schaller to his respective employees, attorney(s), tax advisor(s), and/or accountant(s); (4) in deposition or in response to requirements of law or subpoenas; and/or (5) to enforce the terms of this Agreement or demonstrate a breach of this Agreement. This confidentiality provision expressly prohibits Schaller from making any statements about Marizyme (as defined above), the Severance Payment, and/or this Agreement on any social network site, other internet site, and/or to the media. Nothing in this provision should be construed in any way as prohibiting or discouraging Schaller from testifying truthfully under oath in any judicial or administrative proceeding.

Schaller further agrees to return any and all property belonging to Marizyme, including phones, laptops and similar equipment, within three (3) days of the Separation Date, and agrees not to disclose to any third person any confidential and/or proprietary information belonging to Marizyme.

9. **Non-Disparagement and Other Restrictive Covenants.** Schaller agrees that he will not make any disparaging, denigrating, demeaning, or untrue statements about Marizyme (as defined above) or any person or entity associated with Marizyme, including any officer, director,

member, consultant, expert, or legal representative of Marizyme, as well as any of Marizyme's products, services, or business practices. Disparaging statements include, but are not limited to, statements that are false, statements that are misleading, and statements that might tend to cast Marizyme in a negative light, regardless of their truth or falsity. In the event that Schaller breaches this non-disparagement provision, Marizyme may seek any and all appropriate relief, both legal and equitable, including, without limitation, temporary and/or permanent injunctive relief and the immediate return and/or forfeiture of the Severance Payment.

Schaller further agrees that for a period of twelve (12) months from the Separation Date, Schaller shall not, directly or indirectly, alone or as an employee, proprietor, stockholder, partner, agent, representative, or as an officer or otherwise, solicit, induce, persuade, hire, engage, or attempt to hire or engage, any employee or customer of Marizyme.

Marizyme agrees that they will not make any disparaging, denigrating, demeaning, or untrue statements about Schaller (as defined above) or any person or entity associated with Schaller and will represent Schaller as a positive reference as agreed on 08/18/21. Disparaging statements include, but are not limited to, statements that are false, statements that are misleading, and statements that might tend to cast Schaller in a negative light, regardless of their truth or falsity. In the event that Marizyme and its affiliates including and not limited to employees, board of director members, Insperity, investment bankers, consultants, contractors, advisors, distributors breaches Section 10 of non-disparagement provision, Schaller may seek any and all appropriate relief, both legal and equitable, including, without limitation, temporary and/or permanent injunctive relief permit to the extent and fullest under federal and California law.

10. **Opportunity to Review.** The Parties represent and agree that they have had the opportunity to discuss this Agreement with counsel of their choosing, have carefully read and fully understand all of the provisions of this Agreement, and that they are voluntarily entering into this Agreement.

11. **Entire Agreement/Amendments - Merger.** The Parties hereto represent and acknowledge that in executing this Agreement they do not rely and have not relied on any representation or statement made by the other Party or by any of the Parties' agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Agreement or otherwise other than those specifically stated in this Agreement. This Agreement contains the entire agreement of the Parties in regard to the arrangements between the Parties and supersedes all negotiations, representations, warranties, commitments, offers, contracts and writings prior to the date hereof. No modification or amendment of any provision of this Agreement shall be effective unless made in a written instrument, duly executed by all of the Parties to be bound thereby, which refers specifically to this Agreement and states that an amendment or modification is being made in the respects set forth in such instrument.

12. **Neutral Employment Reference.** Schaller agrees not to knowingly seek any future employment with Marizyme (as defined above). In the event that a prospective employer contacts Marizyme for an employment reference for Schaller, the Parties agree that Marizyme willonly provide dates of employment and/or positions held and/or rates of pay and will not disclose the

existence of this Agreement.

13. **Headings.** The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

14. **Successors and Assigns.** This Agreement shall inure to the benefit of Marizyme and be binding upon it and its legal representatives, successors and assigns, and upon Schaller, and his heirs, administrators, executors and assigns.

15. **Mutual Drafting and Construction.** The Parties understand and agree that this Agreement is purely voluntary and was prepared for the mutual benefit of the Parties. Neither Party shall be considered to be a unilateral or singular drafter of this Agreement. The Parties understand and agree that this Agreement shall be interpreted in accordance with the plain meaningof its terms and shall not be construed strictly for or against any of the Parties.

16. **Jury Trial Waiver.** THE PARTIES AGREE THAT IN ANY ACTION OR PROCEEDING ARISING FROM, UNDER OR PURSUANT TO THIS AGREEMENT, THE PARTIES TO THIS AGREEMENT SHALL, AND DO HEREBY, ABSOLUTELY WAIVE AND UNCONDITIONALLY WAIVE TRIAL BY JURY.

17. **Governing Law.** This Agreement will be governed by and interpreted in accordance with the laws of the State of Florida, without regard to choice of law principles.

18. **Venue.** Venue for any litigation arising under or in reference to this Agreement shall be exclusively in state or federal court in Palm Beach County, Florida and the Parties consent to the personal jurisdiction of these courts. The Parties expressly waive any objection to venue and/or jurisdiction.

19. **Attorneys' Fees.** The prevailing Party in any litigation or dispute arising out of this Agreement shall be entitled to recover from the other Party its reasonable attorneys' fees and costs, whether at pretrial, trial, or appellate levels.

20. **Severability.** Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal, invalid, unethical or unenforceable, the legality, validity and enforceability of the remaining parts, terms, or provisions shall not be affected thereby, and said illegal, unenforceable, unethical or invalid part, term, or provision shall be deemed not to be part of this Agreement.

21. **Execution.** The Parties to this Agreement may execute their signatures in counterpart, each document of which may be considered as an original when executed.

**[SIGNATURE PAGE TO FOLLOW]**

**EACH SIGNATORY AGREES AND REPRESENTS THAT HE OR SHE HAS READ THE CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE, HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL OF HIS OR HER CHOOSING ABOUT THE MEANING AND CONSEQUENCES OF THIS AGREEMENT, AND FREELY AND VOLUNTARILY SIGNS THIS AGREEMENT.**

AGREED, ACKNOWLEDGED AND ACCEPTED BY:

Roger Schaller Date: 09/14/2021

**ROGER SCHALLER**

AGREED, ACKNOWLEDGED AND ACCEPTED BY:

**MARIZYME INC.**

By: [signature] Date: 9/14/21

Authorized Individual's Signature

Vithalbhai D. Dhaduk, MD CEO/Chairman

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